UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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PFSweb, Inc.

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED JUNE 14, 2021
FOR THE ANNUAL MEETING OF PFSWEB, INC. STOCKHOLDERS
TO BE HELD ON TUESDAY, JULY 27. 2021

This Supplement (the “Supplement”) amends and supplements the Proxy Statement, dated June 14, 2021 (the “Original Proxy Statement”), provided to stockholders on or about June 25, 2021 in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at Hilton Garden Inn, Allen, Texas, on Tuesday, July 27, 2021, at 10:00 a.m..

This Supplement updates and replaces the disclosure in the Original Proxy Statement with respect to the required votes for approval of each of the proposals 2-5 as stated on the relevant pages of the Original Proxy Statement, as follows:

On page 3, under the QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES and more specifically, the question: What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold as a beneficial stockholder? The following sentence is marked to show the changes as follows:

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, ~~but~~ will generally have no effect on ~~either of~~ the outcome of Proposal~~s~~ 1 ~~described above~~ because they are not considered votes cast but will have the same effect as votes against Proposals 2-4 .

On page 4, under the QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES and more specifically, the question, What vote is required to approve matters presented at the Annual Meeting? The following sentences are marked to show the changes as follows:

Proposal No. 2 (Advisory Vote on Executive Compensation) – The non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions and broker non-votes are treated as votes against the proposal~~, while broker non-votes have no effect~~.

Proposal No. 3 (Amendment to 2020 Stock and Incentive Plan) – The proposal to amend the Company's 2020 Stock and Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions and broker non-votes are treated as votes against the proposal~~, while broker non-votes have no effect~~.

Proposal No. 4 (Amendment to Rights Agreement) – The proposal to amend the Company's Rights Agreement requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions and broker non-votes are treated as votes against the proposal~~, while broker non-votes have no effect~~.

Proposal No. 5 (Ratification of Auditors) – The proposal to ratify the selection of BDO USA, LLP as our independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal~~, while broker non-votes have no effect~~. Since Proposal 5 is a discretionary proposal, there will be no broker non-votes on Proposal 5.

Except as specifically supplemented by the information contained herein, all information set forth in the Original Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.